EXHIBIT 23
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                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders
Standard Motor Products, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-103194 and 333-79177) and in the Registration Statements on Form S-8 (Nos. 33-58655, 333-51565, 333-51619 and 333-59524) of Standard Motor
Products, Inc. of our report dated February 24, 2003, except as to note 21, which is as of November 17, 2003, relating to the consolidated balance sheets of Standard Motor Products, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows and related schedule for each of the years in the three year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K/A of Standard Motor Products, Inc.

Our report dated February 24, 2003, except as to note 21, which is as of November 10, 2003, refers to the Company's adoption of Emerging Issues Task Force Issue No. 01-9, ACCOUNTING FOR CONSIDERATION GIVEN BY A VENDOR TO A CUSTOMER (INCLUDING A RESELLER OF THE VENDOR'S PRODUCTS) and Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS as of January 1, 2002. Our report also indicates that the consolidated financial statements referred to above have been revised to account for the loss on early extinguishment of debt in accordance with Statement of Financial Accounting Standards No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS, which was adopted by the Company as of January 1, 2003.

Our report also indicates that the Company's consolidated balance sheets as of December 31, 2002 and 2001 have been restated to classify certain debt as current.



                                                                /s/ KPMG LLP
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New York, New York
November 19, 2003


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